UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 08, 1999



                           JACK HENRY & ASSOCIATES, INC.
             (Exact name of Registrant as specified in its Charter)



             Delaware                      0-14112           43-1128385
     (State or Other Jurisdiction   (Commission File Number)  (IRS Employer
      of Incorporation)                                      Identification No.)


                 663 Highway 60, P.O. Box 807, Monett, MO 65708
               (Address of principal executive offices)(zip code)


      Registrant's telephone number, including area code:   (417) 235-6652







ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      (a) On September 8, 1999, through a wholly-owned subsidiary, Jack Henry & Associates, Inc., a Delaware corporation (the Company ) completed the acquisition of certain assets comprising the BancTec Financial Systems unit
( BFS ) of BancTec, Inc. ( BancTec ) for $50,000,000 in cash and the assumption of approximately $8,000,000 in debt, subject to possible post-closing adjustment (the Purchase Price ). BFS provides a broad range of products and services, including software, account processing capabilities and six data center operations to over 800 community banks throughout the United States and the Caribbean. The acquisition was completed pursuant to the Agreement for Purchase and Sale of Assets dated as of September 1, 1999, by and among the Company, Open Systems Group, Inc., a wholly-owned subsidiary of the Company, and BancTec. The Purchase Price was determined by arm s-length negotiations between representatives of the Company and BancTec.

      The funds used to pay the Purchase Price were from working capital and borrowings under an unsecured Line of Credit Loan Agreement, dated September 7, 1999, between the Company and Commerce Bank, N.A.

      (b) The Company expects to continue using the purchased assets in BFS historic business of serving the data processing needs of community banks.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
      (a)   Financial statements of businesses acquired.

      It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this Form 8-K not later than November 22, 1999.

      (b)   Pro Forma Financial Information.

      It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than November 22, 1999.

      (c)   Exhibits

Exhibit
Number      Title

   2.1 Agreement for Sale and Purchase of Assets dated September 1, 1999 by and among the Company, Open Systems Group, Inc. and BancTec, Inc. The schedules and exhibits relating to the agreement have been omitted, but will be provided to the Commission upon its request, pursuant to Item 601(b)(2) of Regulation S-K.

 10.11 Line of Credit Loan Agreement dated September 7, 1999 between the Company and Commerce Bank, N.A.

99.1        Company Press Release dated September 9, 1999.





                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 15, 1999                        JACK HENRY & ASSOCIATES, INC.
                                                      (Registrant)

                                          By: /S/ Michael E. Henry
                                              Michael E. Henry
                                              Chairman of the Board



                                   EXHIBIT 2.1

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS AGREEMENT is entered into effective as of the 1st day of September, 1999 by and between BancTec, Inc. a Delaware corporation (hereinafter referred to as "SELLER") Jack Henry & Associates, Inc., a Delaware corporation ( JHA ) and
JHA s wholly-owned subsidiary Open Systems Group, Inc., a Delaware corporation (hereinafter referred to as "BUYER").

WHEREAS, SELLER desires to sell to BUYER and BUYER desires to purchase from SELLER substantially all of the assets and assume the associated liabilities of SELLER s community banking business unit known as BancTec Financial Systems (the
 Business ); and

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms, and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:

1.0   DEFINITIONS

      For the purposes of this Agreement, the following terms shall have the meanings set forth below. Unless specifically stated otherwise, the following definitions refer solely to the Business:

         1.1 Accounts Payable shall mean those specific accounts payable obligations entered into by SELLER on or before the Closing Date, all as listed on Schedule 1.1.

      1.2 Accounts Receivable shall mean accounts receivable and other rights to receive unpaid monies with respect to Products/Services shipped or provided to SELLER s customers on or before the Closing Date, as detailed on Schedule 1.2.

      1.3 Affiliate shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person. The term control shall mean the power to direct the affairs of a Person by reason of ownership of voting stock, by contract or otherwise. The term AAffiliates@ shall include all Subsidiaries of such Person.

      1.4 Agency shall mean any court or any federal, state, municipal, local or other governmental department, commission, board, bureau or agency.

      1.5    Assets  shall mean all of the following assets pertaining to the
            Business:

            (a)   Accounts Receivable

            (b)   Business Records

            (c)   Physical Assets

            (d)   Customer Contracts

            (e)   Intellectual Property

            (f)   Inventory

            (g)   Pre-Paid Expenses

            (h)   Vendor Contracts

      1.6 "Assumed Liabilities" shall mean those liabilities, obligations and commitments listed on Schedule 1.6 hereto.

      1.7 "Business Records" shall mean all documentation, business and marketing records, accounting and operating records, customer and supplier lists, customer files and other written material primarily relating to the Business.

      1.8 "Closing Date" shall mean the date established pursuant to Section 8 hereof.

      1.9 "Customer Contracts" shall mean all contracts, agreements and purchase orders between SELLER and purchasers of Products/Services (the ACustomer Contracts@).

      1.10 Deferred Revenue shall mean a liability listed in the Business financial statements as of the Closing Date in an amount not to exceed $6,365,000 which reflects payments made by SELLER s customers for Products/Services which have not yet been delivered or performed, which delivery and performance is assumed by BUYER pursuant to this Agreement.

      1.11 "Encumbrance" shall mean any security interest, mortgage, lien, pledge, claim, lease, agreement, right of first refusal, option or any other restriction which would affect the transfer to BUYER of SELLER s ownership and license rights pursuant to the terms of this Agreement.

      1.12  "Excluded Assets" shall mean the assets listed on Schedule 1.12.

      1.13 Intellectual Property shall mean intellectual property owned by SELLER and/or used by SELLER in the Business, consisting of SELLER s proprietary software and related source code and documentation, registered and common law trademarks and service marks, registered and common law copyrights, patents, patent applications, processes, trade secrets, knowhow, training manuals and materials and all other intellectual property, as listed in Schedule 3.6.

      1.14 "Inventory" shall mean the Business inventory of software Products, documents, manuals and other written or recorded materials related thereto, with respect to the Products/Services, including all related materials, as well as those hardware products and third party software products purchased for pending customer installations and other office supplies and consumables purchased for internal use by the employees of the Business, which are included in inventory in the Business financial statements as of the Closing Date.

      1.15 "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, Agency or other entity.

      1.16 "Physical Assets" shall mean the physical assets (other than Inventory), including computer equipment, office equipment, furniture and fixtures used by the Business, as detailed on Schedule 3.5, subject to the exclusions and limitations set forth in such schedule.

      1.17 Pre-Paid Expenses shall mean payments made by SELLER to its vendors for products or services which have not yet been delivered or performed, as set forth on Schedule 1.17.

      1.18 Products/Services shall mean the products and services sold and/or marketed by SELLER as described in Schedule 1.18.

      1.19 "Schedules" shall mean the compiled Disclosure Schedules, as the same are amended by the Bring-Down Schedule as of the Closing Date, and which are referred to and incorporated in this Agreement by reference.

      1.20 Subsidiaries of any person shall mean any other Person which, now or at any time hereafter, is directly or indirectly owned 50% or more (in terms of voting securities or other voting ownership or partnership interest) by such first Person.

      1.21 Title shall mean all of SELLER s ownership rights with respect to Assets owned by SELLER and all of SELLER s rights as a licensee with respect to Assets licensed by SELLER from a third party.

      1.22 Vendor Contracts shall mean those contracts with vendors and any other contracts with SELLER s suppliers which are utilized exclusively by the Business, which contracts are listed Schedule 1.22.

2.0   TERMS OF PURCHASE AND SALE OF ASSETS

      Upon the terms and subject to the conditions set forth in this Agreement, BUYER agrees to purchase from SELLER and SELLER agrees to sell, transfer, assign and deliver to BUYER as of the Closing Date, the Assets, free and clear of all Encumbrances, in accordance with the following:

      2.1 Purchase Price. The purchase price for the Assets shall be the sum of $50,000,000, to be paid by BUYER to SELLER at the Closing.

      2.2 Transfer of Assets. SELLER agrees to transfer all rights and title to the Assets to BUYER as of the Closing Date.

      2.3 Assignment and Assumption. BUYER shall assume only the liabilities, obligations and commitments of SELLER specified in the Assignment and Assumption Agreement executed in the form attached hereto as
            Exhibit 1. BUYER shall not assume or be responsible for any liability of SELLER which is not enumerated in the Assignment and Assumption Agreement or which in any way pertains to any liability of SELLER for (a) federal, state or local income, franchise, property, sales or use taxes; (b) resulting from violations of any applicable laws or regulations prior to the Closing; (c) any employee liabilities (other than accrued vacation) existing on or prior to the Closing Date, including workers compensation, retirement benefits, disability plans, profit-sharing plans or pensions, or any other severance payments; (d) claims arising out of any product, program or material delivered or services performed prior to the Closing Date; or (e) any litigation pending or threatened against SELLER or the Assets prior to Closing. SELLER agrees that with respect to sales and use taxes included in invoices issued prior to the Closing Date for Products/Services which have not been paid by customers prior to the Closing Date, BUYER shall be entitled to retain those payments when received from customers of the Business and SELLER agrees to be responsible for making payments to the applicable tax authorities for such taxes.

      2.4 Accounts Receivable Received by SELLER. In the event that subsequent to the Closing Date SELLER receives any Accounts Receivable paid by customers for Products/Services provided prior to the Closing Date, SELLER agrees to remit such amounts to BUYER within 30 days.

      2.5 Other Payments Received by SELLER. In the event that subsequent to the Closing Date SELLER receives any other payments from customers or vendors relating to the Products/Services, SELLER agrees to remit such amounts to BUYER within 30 business days.

3.0   REPRESENTATIONS AND WARRANTIES OF SELLER

      SELLER hereby represents and warrants to JHA and BUYER as follows:

      3.1 Organization. SELLER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The SELLER and/or its former subsidiary BancTec USA, Inc. is authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to so qualify would in the aggregate not have a material adverse effect  on the Business.  For purposes of this
            Agreement, the term  material adverse effect  means, when used in connection with the Business, any change, effect, event, occurrence or development that is, or reasonably likely to be, materially adverse to the Business, results of operations or condition (financial or other) of the Business, taken as a whole. SELLER s wholly-owned subsidiary, BancTec USA, Inc., was merged into SELLER effective July 22, 1999. Prior to such merger, the Business was conducted under the name of BancTec USA, Inc. The SELLER now has no subsidiaries involved in the conduct of the Business or which owns or operates any of the Assets. The SELLER has the full corporate power and authority to carry on the Business and to own and use the Assets.
      3.2 Authority for Agreement. The execution and delivery by SELLER of this Agreement and the consummation by SELLER of the transactions contemplated by this Agreement (a) have been duly authorized and approved by all necessary corporate action; (b) will not result in a breach of SELLER's Certificate of Incorporation or By-Laws; (c) will not result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under or right to accelerate or terminate, any indenture, agreement, instrument or obligation to which SELLER is a party or by which SELLER or any of its properties is bound; and (d) will not constitute a violation of any law, order, injunction, rule, regulation or restriction applicable to SELLER or the Assets. This Agreement is not required to be approved by any vote of SELLER s stockholders. This Agreement is the valid and binding obligation of SELLER in accordance with its terms.

      3.3 Title. SELLER is the owner of the Assets free and clear of all Encumbrances except as specifically set forth on Schedule 3.3 hereto. Upon consummation of the Closing and SELLER's execution and delivery of the bills of sale, deeds and other instruments of transfer, conveyance and assignment to be delivered by SELLER pursuant to this Agreement, BUYER will acquire good and marketable title to the Assets free and clear of all Encumbrances. SELLER has no material obligation or liability, accrued, contingent or otherwise, asserted or unasserted, related to the Assets for which BUYER could become liable, other than the Assumed Liabilities.

      3.4 Consents. Except as listed in Schedule 3.4, no consent from or approval by any third party is necessary to transfer the Assets to BUYER or to consummate any of the other transactions as contemplated by this Agreement. The parties agree to use their best efforts to obtain certain consents specified in Schedule 3.4 by the Closing.

      3.5 Physical Assets. Schedule 3.5 contains a true and complete list of the Physical Assets as reflected in the Business accounting records, excluding any physical assets which may be shared by the Business and other organizations within SELLER.

      3.6   Intellectual Property.

            (a) Schedule 3.6 contains a true and correct list of SELLER s (a) trademarks (registered and common law) used in the Business,
                  (b) registered and unregistered copyrights used in the Business, (d) issued patents and patent applications owned by SELLER or licensed to SELLER which are used in the Business Products and (e) all other intellectual property and technology rights owned or controlled or licensed to SELLER which are used in the Business in the manner in which it is presently conducted. SELLER has sufficient rights, title and interest in the Intellectual Property to make the grants and transfers contemplated by and agreed to be made under this Agreement. Schedule 3.6 identifies which items of Intellectual Property are included in the Assets being transferred to BUYER pursuant to this Agreement, subject to the listed limitations and exclusions. Schedule 3.6 also contains a true and correct list of software products which are embedded in the Products.

            (b) SELLER owns or is licensed to use all Intellectual Property necessary for the operation of its Business as now conducted.

            (c) Except as set forth in Schedule 3.6, SELLER has not entered into an agreement that limits or restricts its right to use, copy, modify, prepare derivatives of, sublicense, distribute and otherwise market, severally or together, any of its Intellectual Property. Except as set forth in Schedule 3.6, there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Intellectual Property with any current or past employee of SELLER, or with any independent sales person, distributor, sublicensee or other remarketer or sales organization.
                  SELLER s present use, copying, modification, preparation of derivatives of, sublicensing, distribution or other marketing of the Intellectual Property does not infringe any property right of any Person.

            (d) Each Person who has participated in or contributed to the development of the Intellectual Property has either (i) so contributed or participated as an employee of SELLER within the scope of his or her employment obligations, (ii) contributed or participated as an independent contractor pursuant to a valid and binding agreement which specifically assigns all copyrights to SELLER, or (iii) otherwise assigned to SELLER the copyright in any Intellectual Property.

            (e) The SELLER has taken efforts that are reasonable under the circumstances to prevent the unauthorized disclosure to other Persons of such of SELLER s trade secrets as would have a material adverse effect on the Business.

            (f) Except as specifically set forth in Schedule 3.6, and except for products supplied to SELLER by third parties, SELLER has no obligation to make any payments by way of royalty, fee, settlement or otherwise to any Person in connection with SELLER s present use, sublicensing, distribution or other marketing of such Intellectual Property.

            (g) No claim has been asserted against SELLER within the scope of the Business by any other Person (i) that such Person has any right, title or interest in or to any of the Intellectual Property, (ii) that such Person has the right to use any of SELLER s trademarks pertaining to the Business, (iii) to the effect that any past, present or projected act or omission by SELLER infringes any rights of such Person to any copyright, patent, trade secret, know-how or trademark, or (iv) that challenges SELLER s right to use any of the Intellectual Property.

      3.7 Real Estate. SELLER does not own of record any Real Estate occupied by or pertaining to the Business except as set forth on Schedule
            3.7. Schedule 3.7 contains a true and correct list of locations at which employees of the Business are located. Schedule 3.7 designates which office leases are being assigned to BUYER and which locations are not being transferred pursuant to this Agreement. As to those specific leases being transferred to and assumed by BUYER, such leases are in good standing, valid and effective, and SELLER is not in default thereunder, except as specified in Schedule 3.7. Neither SELLER, nor to its knowledge, any prior owner, occupant or tenant of such leased premises has used hazardous materials at any facility or site listed in Schedule 3.7.

      3.8 Non-Real Estate Leases. Schedule 3.8 contains a true and correct list of all non-real estate equipment/software being leased by SELLER from third parties. Schedule 3.8 designates which leases are being assigned to BUYER and which are not being assigned pursuant to this Agreement. All such assigned leases are in good standing, valid and effective, and SELLER is not in default thereunder except as specified in Schedule 3.8.

      3.9 Financial Statements. SELLER has provided to BUYER proforma financial statements of the Business for the fiscal quarter ended June 30, 1999 (the Most Recent Fiscal Quarter End ), a copy of which is attached hereto as Exhibit 3.9, and for the fiscal year ended December 31, 1998. The financial statements have been prepared from the books and records of SELLER in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements) and fairly present in all material respects the financial condition of the Business as of the indicated dates and the results of operations of the Business for the indicated periods, are correct and complete in all material respects, and are consistent with prior accounting policies and with the books and records of SELLER; provided, however, that the interim statements are subject to normal year-end adjustments.

      3.10 Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Business.

      3.11  Agreements, Contracts and Commitments.  Except as set forth in
            Schedule 3.11, SELLER has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment relating to the Business, including all Customer Contracts. Each Customer Contract that has not expired by its terms is in full force and effect and enforceable against the parties thereto in accordance with its terms.

      3.12 Employee Plans and Other Matters. All retirement, benefit and other welfare plans established for the benefit of persons who are or were employed in the Business are the sole responsibility of SELLER. No liability of the Pension Benefit Guaranty Corporation has been incurred with respect to such plans. None of the plans has an accumulated funding deficiency. Neither SELLER nor any predecessor-in-interest has ever contributed to any pension plan that is a multi-employer plan for the benefit of employees involved in the Business. SELLER has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational health and safety pertaining to the Business and its employees. There are no charges, investigations, administrative proceedings, or formal complaints of discrimination pending or, to the knowledge of SELLER, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against SELLER pertaining to the Business or the employees of the Business.

      3.13 Labor Matters. SELLER is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or threatened against SELLER relating to the Business. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of SELLER.

      3.14 Litigation. Except as set forth in Schedule 3.14, as of the date hereof, there is no suit, claim, action, proceeding, at law or in equity, or investigation pending or threatened against SELLER pertaining to the Business before any court or other governmental entity, and the SELLER and its Business are not subject to any outstanding order, writ, judgment, injunction, decree or arbitration order or award. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.
      3.15 Taxes. Except as would not have a material adverse effect on the Business, (a) all federal, state and local tax returns required to be filed by SELLER on or prior to the date hereof have been filed;
            (b) all Taxes and assessments including, without limitation, estimated tax payments, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, and all penalties or interest in respect thereof now or heretofore due and payable by or with respect to SELLER and the Business have been paid; (c) all federal, state and local withholdings of SELLER including, without limitation, withholding taxes, social security, and any similar taxes, have been withheld and paid over as required by law; and (d) no extension with any taxing authority concerning any tax liability of or with respect to SELLER or the Business is currently outstanding. There are no tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any of the Assets, properties or Business of SELLER. For purposes of this Agreement, Taxes shall mean all federal, state, local, foreign income, property, sales, use, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

      3.16 Year 2000. Schedule 3.16 lists the Products, including revision levels and product dependencies, for which the following representations and warranties apply (the Y2K Products ): Y2K Products, when performing processing functions which are dependent upon the usage of calendar dates, will be capable of processing dates before, on and after January 1, 2000, including recognizing the year 2000 as a leap year, without impairment of the function of the Y2K Products when used in accordance with the documentation provided by SELLER with such Y2K Products, provided that (a) all associated products (such as hardware, software and firmware) used in combination with the Y2K Products properly exchange date data with the Y2K Products and (b) no unauthorized modifications have been made to the Y2K Products.

      3.17 Compliance with Laws. SELLER has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of the Business, or the ownership or operation of the Business.

      3.18 No Bulk Sale. The sale of Assets contemplated hereunder is not a Bulk Sale under any applicable state law and neither SELLER nor
            BUYER shall be required to provide any bulk sales notices to creditors.

      3.19 Accounts Receivable. All Accounts Receivable represent amounts for Products/Services shipped, delivered and/or provided to customers in accordance with SELLER s contracts with its customers and with SELLER s normal business practices and further represent a legal obligation of the customer to make payment to SELLER. All Accounts Receivable, including accrued amounts, provide for payment to be made to SELLER at its principal office within at least 60 days from date of invoice or represent amounts which are accrued for Products/Services shipped or delivered to customers for which the customer has not yet been invoiced. If any of the Accounts Receivable resulting from sales of the ImageFirst TPS products, as specified on Schedule 3.19 hereto and updated in the Final Financial Statements as defined in Section 10.5 (the TPS Receivables ), have not been collected by BUYER within 180 days from the Closing Date, SELLER agrees to reimburse BUYER for 50% of the then unpaid TPS Receivables within 30 days from the receipt of a written request from BUYER. In the event that any of the then unpaid TPS Receivables are later received by BUYER, BUYER agrees to remit 50% of those amounts to SELLER. TPS Receivable amounts shall not be discounted without the mutual written consent of the parties.

      3.20 Condition of Property and Inventory. All of the non-inventory tangible Assets are conveyed to BUYER on an as is and where is basis. As of the Closing Date, the Inventory (net of reserves) is of merchantable quality and includes no material amount of obsolete or discontinued items or items that cannot be used by BUYER in the Business in the ordinary course. All Inventory in the financial statements has been recorded using the accounting method described in the footnotes to the financial statements attached as Exhibit 3.9.

4.0   REPRESENTATIONS AND WARRANTIES OF BUYER

      JHA and BUYER hereby jointly and severally represent and warrant to SELLER as follows:

      4.1 Organization. JHA and BUYER are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Authority for Agreement. The execution and delivery by BUYER of this Agreement and the consummation by BUYER of the transactions contemplated by this Agreement (a) have been duly authorized and approved by all necessary corporate action; (b) will not result in a breach of BUYER's or JHA s Certificate of Incorporation or By-Laws;
            (c) will not result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which BUYER or JHA is a party or by which BUYER or JHA or any of their properties is bound; and (d) to the best knowledge of BUYER or JHA will not constitute a violation of any law, order, rule or regulation applicable to BUYER, JHA or their properties. This Agreement is the valid and binding obligation of BUYER and JHA in accordance with its terms.

5.0   COVENANTS OF PARTIES

      5.1 Conduct of Business. Prior to the Closing, SELLER will continue to operate the Business in the usual, regular and ordinary course consistent with reasonable business practices. SELLER shall use its best efforts to preserve the Business and to preserve for BUYER its relationships with its customers and suppliers. In no event, without the prior written consent of BUYER, shall SELLER sell, transfer or otherwise dispose any material amount of the Assets, waive any claims or rights of substantial value, permit the Assets to be subjected to any mortgage, pledge, lien or encumbrance, increase the compensation of any of its employees, or permit to lapse any rights in Intellectual Property. SELLER shall continue to insure all of the Assets against ordinary and insurable casualty risks.

      5.2 Conditions. Each Party agrees to use its best efforts to cause to be satisfied all conditions necessary to close the transactions contemplated by this Agreement and to prevent the occurrence of any change or event which would prevent such conditions from being satisfied.

      5.3 Assumed Liabilities. SELLER agrees that the Assumed Liabilities being assumed by BUYER pursuant to this Agreement shall not exceed $8,465,000.

      5.4 Notices and Consents. Each of SELLER and BUYER will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the other party reasonably may request.

      5.5 Notice of Developments. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties herein. No disclosure by any party pursuant to this Section, however, shall be deemed to amend or supplement either parties respective Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      5.6 Full Access. SELLER shall afford to BUYER and to BUYER s financial advisors, legal counsel, accountants, consultants and other representatives full access during normal business hours throughout the period prior to the Closing Date to all of its books, records, properties and personnel pertaining to the Business and shall furnish promptly to BUYER all information as BUYER may reasonably request (subject to applicable legal constraints), provided that no investigation pursuant to this Section shall affect any of the representations or warranties made herein or the conditions of the obligations of the respected parties to consummate the purchase of the Assets.

6.0   CONDITIONS TO THE OBLIGATIONS OF BUYER

      The obligations of JHA and BUYER at Closing are subject to the fulfillment at or before the Closing of each of the following conditions, subject to the right of BUYER to waive any one or more of such conditions:

      6.1 The representations and warranties of SELLER contained in this Agreement shall be true at and as of the Closing.

      6.2 All covenants and agreements of SELLER contained in this Agreement to be performed at or prior to the Closing shall have been so performed.

      6.3 The transactions contemplated under this Agreement shall not be restrained or prohibited by any injunction or order or judgment rendered by any Agency of competent jurisdiction, and no proceeding shall have been instituted and be pending or be threatened which, if adversely determined, could have a material adverse effect on the Assets, or the ability of BUYER to enjoy the benefit of the transactions contemplated by this Agreement and no proceeding shall have been instituted and be pending or be threatened in which any creditor or shareholder of SELLER or any other Person seeks to restrain such transactions or otherwise to attack them or obtain damages in respect thereof.

      6.4 SELLER shall have delivered to BUYER copies of the signed Consents referred to on Schedule 3.4.

      6.5 SELLER shall have delivered to BUYER a certificate of SELLER executed in its corporate name by its President or any Vice President, and its Secretary dated as of Closing, certifying to the fulfillment of the conditions set forth in the foregoing Sections
            6.1 through 6.4.

      6.6 SELLER shall have delivered to BUYER the legal opinion of SELLER's legal counsel, dated as of Closing and in such form and subject only to such assumptions and qualifications as shall be satisfactory to legal counsel for BUYER.

      6.7 SELLER and BUYER shall have executed and delivered the Assignment and Assumption Agreement(s) in the form set forth in Exhibit 1 attached hereto.
      6.8 SELLER shall have executed and delivered a Bill of Sale in the form set forth in Exhibit 2 hereto.

      6.9 The waiting period, if any, required by the Hart Scott Rodino Act (see Section 8.1 below) shall have expired.

7.0   CONDITIONS TO THE OBLIGATIONS OF SELLER

      The obligations of SELLER at Closing are subject to the fulfillment at or before the Closing of each of the following conditions, subject to the right of SELLER to waive any one or more of such conditions:

      7.1 The representations and warranties of JHA and BUYER contained in this Agreement shall be true at and as of the Closing.

      7.2 All covenants and agreements of JHA and BUYER contained in this Agreement to be performed by it at or prior to the Closing shall have been so performed.

      7.3 The transactions contemplated under this Agreement shall not be restrained or prohibited by any injunction or order or judgment rendered by any Agency of competent jurisdiction, and no proceeding shall have been instituted and be pending or be threatened in which any creditor or shareholder of JHA or BUYER or any other Person seek to restrain such transactions or otherwise to attack them or obtain damages in respect thereof.

      7.4 BUYER and JHA shall have delivered to SELLER a certificate of BUYER and JHA executed in their corporate names by the President or any Vice President, and the Secretary of each corporation dated as of Closing, certifying as to the fulfillment of the conditions set forth in the foregoing Sections 7.1, 7.2 and 7.3.

      7.5 SELLER and BUYER and JHA shall have executed and delivered the Assignment and Assumption Agreement in the form attached hereto as
            Exhibit 1.

      7.6 The waiting period, if any, required by the Hart Scott Rodino Act (See Section 8.1 below) shall have expired.

8.0   HART SCOTT RODINO, EXCLUSIVITY AND CLOSING

      8.1 Hart Scott Rodino. If required under the Hart Scott Rodino Act and the rules of the Federal Trade Commission (collectively, the
             Act ), SELLER and JHA shall promptly prepare and file an acquired person s and acquiring person s notification and report forms, with respect to the transaction contemplated by this Agreement and request early termination of the waiting period under the Act. Each party agrees to use their best efforts to procure early termination and otherwise comply with all applicable provisions under the Act.

      8.2   Exclusivity.   Between the execution of this Agreement and the
            Closing, SELLER will not conduct any discussions or negotiations with any other person or entity with respect to the sale of the Business.

      8.3 Closing. The closing of the transactions contemplated herein shall take place on or about September 8, 1999 (the "Closing") and shall be effective as of September 1, 1999 (the "Closing Date"). Except as otherwise agreed by BUYER and SELLER, the Closing shall proceed in the order stated below, but the Closing shall not be deemed to have been completed until each of such steps has been completed or has been waived by all of the parties hereto.

            (a) Exchange of Documents. The parties hereto shall exchange and deliver the certificates, letters, agreements and other documents specified in Articles 6.0 and 7.0.

            (b) Payment. JHA and BUYER shall deliver to SELLER in the amount of the cash consideration payable pursuant to Section 2.1 hereof.

            (c) Additional Documents. Each party shall deliver such additional documents as shall be reasonably requested by any party to evidence or effect the consummation of the transactions provided for in this Agreement.

9.0   BROKERAGE

      BUYER, JHA and SELLER each represent that it has not retained any broker or finder or agreed to pay any brokerage or finder's fee or commission to any Person for or on account of this Agreement or the transactions contemplated hereby.

10.0  COVENANT FOR FURTHER CONVEYANCES AND ACTIONS

      10.1 Conveyances. From and after the Closing, SELLER, JHA and BUYER shall take all such further actions as may be reasonably requested in order to effectuate or evidence the consummation of the transactions contemplated by this Agreement. If at any time after the Closing any further conveyance, assignment or other document, or any further action, is reasonably necessary to vest in BUYER full t i tle to the Assets, the respective party shall cause its appropriate officer to execute and deliver all such instruments and take all such action as may be reasonably necessary in order to complete the transfer of title to and possession of Assets, and otherwise to carry out the purposes of this Agreement.

      10.2 Final Bring-Down Schedules. On or prior to the 45th day following the Closing Date, SELLER shall provide its final Bring-Down
            Schedules providing any final updates to all of the Disclosure Schedules required to make them accurate as of the Closing Date, all in form reasonably satisfactory to BUYER.

      10.3 Access to Business Records. For a period of five years after the Closing Date, (a) JHA and BUYER will retain the Business Records and provide SELLER with reasonable access to such Business Records in order to make copies as may be reasonably required by SELLER, and
            (b) SELLER will retain such financial and other records pertaining to the Business which are not delivered to the BUYER hereunder and provide JHA and BUYER with reasonable access to same in order to make copies as may be reasonably requested by JHA and BUYER.

      10.4 Access to Former Employees. For a period of five years after the Closing Date, BUYER shall make available to SELLER the Employees then employed by BUYER as SELLER may reasonably need such employees to defend any legal or administrative proceeding which may arise involving the conduct of the Business prior to the Closing. SELLER shall reimburse BUYER for all reasonable out of pocket expenses incurred by BUYER, including travel, lodging and meal expenses.

      10.5 Post-Closing Adjustment. JHA has advised SELLER that JHA must provide audited financial statements of the Business to meet its Form 8-K filing obligations under the Securities and Exchange Act of 1934 and SELLER agrees that it will cooperate fully and timely with JHA s auditors in connection therewith. On or prior to the 60th day following the Closing, BUYER shall delivery to SELLER audited financial statements prepared for BUYER by its auditors, Deloitte & Touche, LLC (in a form similar to the proforma financials attached as Exhibit 3.9, and subject to the same footnotes) as at the Closing Date and for the period then ended, prepared in a manner consistent with prior periods and in accordance with the reasonable accounting practices followed by SELLER in preparing its historical financial statements (the Final Financial Statements ). All adjustments to the accounts reflected on SELLER s books will be made in a consistent manner to both the Final Financial Statements and the financial statements at the Most-Recent Fiscal Quarter End. Any proposed adjustments by BUYER s auditors shall first be reviewed w i t h SELLER prior to preparation of the audited financial statements. If the statement of assets and liabilities at the
            Closing  Date  contained in the Final Financial Statements reveals a net  worth  of the Business which is less than the  net worth  set forth  on the financial statements provided by SELLER as of the Most
            Recent Fiscal Quarter End, as set forth in Section 3.9, above, then SELLER shall, subject to the Claims Basket provided in Section 12.4 below, pay the difference to BUYER in cash, on or before the ninetieth day following the Closing. In the event that the SELLER disputes the net worth findings of Deloitte & Touche, LLC as set forth in the Final Financial Statements, and if this dispute cannot be settled promptly through discussions between the parties, then the issues shall be submitted to mediation and arbitration before an experienced mediator who is also a certified public accountant pursuant to the procedures set forth in Section 15.10, below. For purposes of this Section 10.5, the term net worth shall mean the difference between total assets and total liabilities as stated in the financial statements.

      10.6 Allocation of Purchase Price. The parties hereto agree to cooperate and use their best efforts to prepare a joint statement of allocation of purchase price on or before the 90th day following the Closing, and to report the sale and acquisition of assets hereunder to the Internal Revenue Service in a consistent manner on their respective Forms 8594.

11.0  NONCOMPETITION

      In consideration of the purchase by BUYER of the Business, SELLER agrees that for a period of 24 months from the Closing Date, SELLER s direct sales forces will not sell account processing or check processing software products (excluding check exception item and check archive) and data center services for account processing or check processing to the community banking market, which market is defined as U.S. banks or bank holding companies with less than $2 Billion in assets (the Noncompete Market ).
      It shall not be deemed to be a violation of this section if (a) SELLER should be acquired by a third party which markets products to the Noncompete Market, (b) SELLER or its parent should acquire a company which may market products to the Noncompete Market, (c) SELLER markets its products to distributors, resellers or systems integrators which remarket such products to the Noncompete Market.

      The parties acknowledge that this noncompete provision shall not apply to:
      (i) maintenance services marketed/provided by SELLER for hardware products and operating system software products which may be used in conjunction with the Products (ii) consumable supplies, (iii) products ordered by third parties through SELLER s web site or 1-800 number, or (iv) customers specified in the Transition Agreement referred to in Section 13 below.

12.0  INDEMNIFICATION

      12.1 SELLER hereby agrees to indemnify and hold harmless JHA and BUYER against:

            (a) Any and all losses, liabilities and damages (including but not limited to any amounts to be paid in settlement) to which JHA or BUYER may become subject or which it may suffer or incur, insofar as such losses, liabilities or damages (or actions or claims in respect thereof) arise out of or are based upon (i) any breach of the warranties, representations and covenants of the SELLER hereunder, (ii) disputes with customers with respect to damages arising out of Products/Services provided to customers prior to the Closing, (iii) disputes with any vendors or other parties related to actions by SELLER occurring prior to the Closing, (iv) any taxes and assessments with respect to the SELLER or, as to periods prior to the Closing Date, with respect to the Business, and (v) any disputes with current or former employees of SELLER relating to their employment by SELLER, including but not limited to compensation and benefits prior to the Closing Date and employment action/decisions of SELLER prior to the Closing.

            (b) Any and all out-of-pocket legal and other expenses reasonably i n c u rred in connection with investigating, defending, prosecuting or settling any of the matters referred to in
                  Section 12.1(a) above, or actions or claims in respect thereof, whether or not resulting in any loss, liability or damage.

      12.2 JHA and BUYER hereby agree to indemnify and hold harmless SELLER against:

            (a) Any and all losses, liabilities and damages (including but not limited to amounts paid in settlement) to which SELLER may become subject or which it may suffer or incur, insofar as such losses, liabilities or damages (or actions or claims in respect thereof) arise out of or are based upon (i) any breach of the warranties, representations and covenants of BUYER hereunder, (ii) disputes with customers with respect to damages arising out of Products/Services provided to customers by BUYER following the Closing, (iii) the failure of JHA or BUYER to timely pay and discharge any of the Assumed Liabilities, (iv) disputes with any vendors or other parties related to actions by JHA or BUYER occurring subsequent to the Closing and (v) any disputes with employees of SELLER with respect to their employment by BUYER, including but not l i mited to compensation, benefits and other employment actions/decisions of BUYER.

            (b) Any and all out-of-pocket legal and other expenses reasonably i n c u rred in connection with investigating, defending, prosecuting or settling any of the matters referred to in
                  Section 12.2(a) above, or actions or claims in respect thereof, whether or not resulting in any loss, liability or damage.

      12.3 Procedures. If any party seeks indemnification pursuant to this A r ticle 12, it shall notify the party required to provide indemnification within a reasonable time after such party shall have been notified of the claim or shall have been served with the summons or other first legal process giving information as to the nature and basis of the claim. The indemnifying party shall assume the defense of any action or claim, including the employment of counsel and the payment of all expenses. The indemnified party shall have the right to separate counsel and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (a) the employment thereof shall have been specifically authorized by the indemnifying party or
            (b) the indemnifying party shall fail to assume the defense and employ counsel. Such parties shall each cooperate in the defense of any such claim and shall make available to each other all records and other materials required for use in such defense. In no event shall the indemnifying party be liable for any settlement of any action or claim made without the written consent of the indemnifying party.

      12.4  The  claiming  party  shall  not  be entitled to indemnification, or reimbursement under Section 10.5 above, unless the total amount of all claims exceeds $150,000 (the Claims Basket ); provided, however, that BUYER shall be entitled to indemnification with respect to any liability for taxes and assessments as set forth in
            Section 12.1(a)(iv) above in any amount and without regard to the aforementioned Claims Basket.

      12.5 The maximum liability of SELLER for BUYER s claims under this Agreement for indemnification (including BUYER s attorney fees) shall not exceed 30% of the purchase price paid by BUYER under this Agreement.

13.0  TRANSITION MATTERS

      13.1  SELLER Employees.

            (a) SELLER shall make available to BUYER all of SELLER s employees who are exclusively assigned to the Business and any other SELLER employees as may be mutually agreed to between SELLER and BUYER (the Employees ) for the purpose of continuing to conduct the Business for a period of approximately 40 days following the Closing Date. Arrangements with respect to the provision of such Employees and pertaining to the payment of all related employment expenses, including salary, bonus, withholding taxes, health insurance and other related employee benefits shall be set forth in the Transition Agreement between BUYER and SELLER to be executed at Closing.

            (b) BUYER shall make offers of employment to all of SELLER s employees who are exclusively assigned to the Business and any other SELLER employees as may be mutually agreed to by SELLER and BUYER (the Employees ). The effective date of any offers of employment shall be the day following the termination of the Transition Agreement set forth in A, above. The Employees shall continue to receive from BUYER an annual salary at least equal to what they were receiving in salary from SELLER at the time of Closing. In the case of those Employees who are eligible to receive bonuses from SELLER (but excluding any sales commissions), BUYER agrees that if BUYER does not offer the Employees the same bonuses, BUYER will increase their salaries by at least (i) 75% of the annual bonus amount for those Employees covered by SELLER s Management Bonus Plan and (ii) 50% of the annual bonus amount for Employees covered by the implementation services revenue bonus plan. In the case of the Management Bonus Plan for calendar year 1999, such Employees will receive a bonus payment from BUYER within 60 days of the Closing Date at the rate of 72.5% of the annual bonus amount, prorated for the number of months in the current calendar year prior to the Closing Date.

            (c) The Employees shall be given credit for their years of service with SELLER as reflected on SELLER s employment records, for purposes of vacation and benefits; provided, however, that prior service shall not be taken into account for purposes of determining eligibility for BUYER s employee stock purchase plan.

            (d) Employees shall begin their employment by BUYER with the amount of accrued but unused vacation which exists as of the date of termination of the Transition Agreement and shall begin to accrue vacation under BUYER s vacation policy based upon their respective service dates.

            (e) In the event that within 12 months from the Closing Date any of the Employees are terminated by BUYER, such employees shall be provided with the same severance benefits that they would have been entitled to receive under SELLER s severance policy in effect on June 30, 1999, a copy of which is attached as
                  Exhibit 13.1(e).

            (f) BUYER shall offer to the Employees as of the first day of their employment with BUYER (following the transition period contemplated in paragraph A, above) the same medical and insurance benefits that BUYER offers to its other employees.

      13.2 Office Space. In addition to those leases to be assumed by the BUYER, SELLER has agreed to provide working space to BUYER in certain facilities for a period following the Closing Date in accordance with the Transition Agreement.

      13.3 Transition Services. SELLER has also agreed to provide the certain administrative transition services to BUYER with respect to the Business and the Assets in accordance with the Transition Agreement.

      13.4 TPS Issues. The Transition Agreement shall specify SELLER s obligations to resolve certain issues with regard to the TPS 1.0 and
            1.1 Software Products and to provide to BUYER and JHA ongoing maintenance support of TPS versions of other embedded software. In particular, SELLER shall commit to making the TPS version of its Open Archive product fully operational by December 31, 1999 with specified functionalities.

14.0  TERMINATION.

      14.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

            (a)   by the mutual consent of BUYER and SELLER;

            (b) by BUYER or SELLER, in writing, without liability, if the Closing shall not have occurred on or before October 1, 1999; or

            (c) by BUYER or SELLER, in writing, without liability, if the other party shall fail to perform in any material respect agreements contained herein required to be performed by, on or prior to the Closing, or materially breaches any of its representations, warranties, agreements or covenants contained herein.

      14.2  Termination  of  Obligations.    Termination of this Agreement shall
            t e rminate all obligations of the parties contained in this Agreement.

15.0  MISCELLANEOUS

      15.1 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other parties prior to making the disclosure).

      15.2 Assignment and Successors. No party to this Agreement may assign this Agreement or such party's rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may assign its rights hereunder to a wholly-owned subsidiary (who shall then be subject to this Section), provided that any such assignment shall not relieve the assignor of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

      15.3 Governing Law. The substantive laws of the State of Delaware shall govern the effect and construction of this Agreement.

      15.4 Notices. Any notice, demand or consent contemplated or permitted to be given hereunder shall be in writing and may be delivered personally or by courier, or may be sent by prepaid mail, telegram or telecopy, to the addressee at its address shown below, or such other address as it may hereafter designate by notice so given. If a notice is sent by registered or certified mail, it shall be effective on the fifth business day after having been deposited in the U. S. mail or on receipt, if earlier. Notice sent by any other method shall be effective only upon actual receipt.

            BUYER:                                    With a copy to:

            Jack Henry & Associates, Inc.       Shughart Thomson & Kilroy, P.C.
            663 Highway 60                      120 West 12th Street, Suite 1600
            Monett, Missouri  65708             Kansas City, Missouri  64105
            ATTN:  Chairman and CEO             ATTN:  Robert T. Schendel, Esq.
            FAX:  (417) 235-1765                FAX:  (816) 374-0509

            SELLER:                                   With a copy to:

            BancTec, Inc.                       BancTec, Inc.
            4851 LBJ Freeway, Suite 1100        4851 LBJ Freeway, Suite 1100
            Dallas, Texas 75244                 Dallas, Texas 75244
            ATTN:  Chief Financial Officer      ATTN:  General Counsel
            FAX:  (972) 341-4882                FAX:  (972) 341-4882

      15.5 Counterparts. The parties may execute this Agreement in two or more counterparts which shall in the aggregate be signed by each of the parties, and each such counterpart shall be deemed an original instrument as against any party which has signed it.

      15.6 Schedules, Etc. All statements contained in any exhibit, schedule, certificate or other instrument delivered by or on behalf of the parties hereto in connection with the transactions contemplated hereby are an integral part of this Agreement.

      15.7 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel, which may be imposed upon or be payable in respect of the transactions. The foregoing shall not be construed as limiting any other rights either may have as the result of a misrepresentation or breach of obligation of the other party.

      15.8 Headings. The headings of the Articles, Sections and other subdivisions of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

      15.9 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

      15.10 Mediation and Arbitration. The parties will attempt in good faith to resolve any controversy or dispute arising out of or relating to this Agreement promptly by negotiations between or among the parties. If any party reaches the conclusion that the controversy or dispute cannot be resolved by unassisted negotiations, such party may notify the Center for Public Resources, Inc. ("CPR"), 366 Madison Avenue, New York, New York 10017 [telephone (212) 949-6490; fax (212) 949-8859]. CPR will promptly designate a mediator who is independent and impartial, and CPR's decision about the identity of the mediator will be final and binding. The parties agree to conduct at least eight consecutive hours of mediated negotiations within 30 days after the notice is sent. If the dispute is not resolved by negotiation or mediation within 30 days after the first notice to CPR is sent, then, upon notice by any party to the other affected parties and to CPR, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, selected by CPR, for binding arbitration in accordance with CPR's Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The parties agree that they will faithfully observe the terms of this paragraph and will abide by and perform any award rendered by the arbitrator. The award or judgment of the arbitrator shall be final and binding on all parties. No litigation or other proceeding may be instituted in any court for the purpose of adjudicating, interpreting or enforcing any of the rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this A g reement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted for the sole purpose of having the award or judgment of an arbitrator entered and enforced. Notwithstanding the above, either party shall have the right to seek injunctive relief from a court of competent jurisdiction in order to protect the rights of the parties pending the final award/judgment of the arbitrator.

      15.11 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      15.12 Construction.     The  parties  have  participated  jointly  in  the
            negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word including shall mean including without limitation.

16.0  SURVIVAL

      All representations, warranties and covenants made in this Agreement or otherwise in writing in connection with the transactions contemplated hereby shall survive the Closing of such transactions and shall not be extinguished at the Closing Date or by any investigation made by or on behalf of any party hereto. All such representations and warranties, except representations and warranties regarding title to the Assets, shall terminate upon the expiration of 24 months after the Closing Date.

17.0  ENTIRE AGREEMENT

      This Agreement (including all Schedules and Exhibits attached hereto) and the confidentiality obligations contained in the letter dated July 6, 1999 constitute the entire agreement of the parties with respect to its subject matter and integrate all previous agreements or understandings, both oral and written, relating to that subject matter. No party shall be liable or bound to the other in any manner by any warranties or representations except as specifically set forth herein or expressly required to be made or delivered pursuant hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and delivered on September 8, 1999, with the intention that it be effective as of September 1, 1999.


BANCTEC, INC.                             JACK HENRY & ASSOCIATES, INC.


By:   /s/ Raghauan Rajaji                 By:    /s/  Michael E. Henry


Name:  Raghauan Rajaji                    Name:  Michael E. Henry

Title:   Sr. Vice President               Title:     C.E.O.



                                          OPEN SYSTEMS GROUP, INC.


                                          By:    /s/  Michael R. Wallace

                                          Name:    Michael R. Wallace

                                          Title:       President





                         LIST OF EXHIBITS AND SCHEDULES


Exhibits:

No.     Description

1       Assignment and Assumption Agreement
2       Bill of Sale
3.9     Pro Forma June 30, 1999 Financial Statements
13.1(e) SELLER s Severance Policy


Schedules:

No.   Description

1.1   Accounts Payable

1.2   Accounts Receivable

1.6   Assumed Liabilities

1.12  Excluded Assets

1.17  Pre-Paid Expenses

1.18  Products/Services

1.22  Vendor Contracts

3.3   Title

3.4   Consents

3.5   Physical Assets

3.6   Intellectual Property

3.7   Real Estate

3.8   Non-Real Estate Leases

3.11  Contract Breaches and Claims

3.14  Litigation

3.16  Y2K Products

3.19  TPS Accounts Receivable

                                  EXHIBIT 10.11

                          LINE OF CREDIT LOAN AGREEMENT


      THIS LINE OF CREDIT LOAN AGREEMENT (the Agreement ) is entered into this 7th day of September, 1999 by and between JACK HENRY & ASSOCIATES, INC., a Delaware corporation ( Company ), and COMMERCE BANK, N.A., a national banking association ( Bank ).

         WHEREAS, Bank has approved a line of credit facility (the Line of Credit ) for Company in the maximum principal amount of $40,000,000 for permitted acquisitions, working capital, capital expenditures and other general corporate purposes.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                                                    ARTICLE I
                                                  LINE OF CREDIT

         1.1 LINE OF CREDIT. Subject to the terms of this Agreement, Bank shall lend Company, from time to time until the termination hereof, such sums as Company may request, but which shall not exceed in the aggregate principal amount at any time outstanding Forty Million and no/100 Dollars ($40,000,000.00). Subject to the conditions and limitations set forth herein, advances under the Line of Credit (each, an Advance , and collectively, the Advances) will be made to Company, from time to time during the period commencing on the date hereof to, but not including, September 7, 2000, unless renewed by written agreement between Bank and Company (the Termination Date). In addition to the foregoing, the Line of Credit shall be deemed to automatically terminate if the occurrence of an Event of Default (as defined under Article V hereof) causes the principal balance and all accrued interest under the Line of Credit Note (as hereinafter defined) to become immediately due and payable.

         1.2 LINE OF CREDIT NOTE. The Line of Credit (and the Advances made by Bank with respect thereto) shall be evidenced by the Line of Credit Note.

         1.3 PRINCIPAL PAYMENT. The Line of Credit shall be payable on September 7, 2000.

         1.4 ADVANCES.    Advances  under  the Line of Credit shall be either
         LIBOR Rate Advances or Domestic Rate Advances, as Company may elect. LIBOR Rate Advances shall bear interest at the LIBOR Rate, plus the Eurodollar Margin as set forth herein. Each LIBOR Rate Advance shall be in an amount of at least $1,000,000 and incremental multiples of
         $100,000.

                 (a) Domestic Rate Advances shall bear interest at the Domestic Rate, which shall be equal to the Prime Rate minus one percent. Prime Rate shall mean the interest rate per annum announced from time to time by Bank as its prime rate. No representation is made that the Prime Rate is the best or lowest rate of interest.

                 (b) (i) The LIBOR Rate means, with respect to each LIBOR Funding Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum which is the average of the interbank offered rates for dollar deposits in the London market based on quotations at five major banks as quoted in the Wall Street Journal two Business Days prior to the beginning of such LIBOR Funding Period. The LIBOR Rate determined or adjusted by Lender shall be conclusive if made in good faith absent manifest error.
                 A Business Day means a day of the year on which banks are not required or authorized to close in Kansas City, Missouri.

                 (c) The Eurodollar Margin, for any fiscal quarter, will be the rate per annum set forth in the table below based upon the ratio of Average Funded Debt to EBITDA. Such ratio shall be determined by dividing average quarter ending Funded Debt for the last four quarters by total EBITDA over the trailing last four fiscal quarters of Company.





                           AVERAGE FUNDED DEBT/EBITDA             EURODOLLAR

                        LEVEL                                        MARGIN
                          1               1.90:1 but < 2.55:1        80 bps
                          2               1.30:1 but < 1.90:1        70 bps
                          3               0.50:1 but < 1.30:1        60 bps


            Funded Debt shall mean as of any date of determination thereof all Debt which would be classified upon a balance sheet prepared as of such date in accordance with generally accepted accounting principles, consistently applied (GAAP), as long term or funded debt, including in any event (without duplication) the Line of Credit, and all Debt, whether secured or unsecured, having a final maturity (or which pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendable for a period) ending more than one year after the date as of which Funded Debt is being determined.

            Debt shall mean as of any date of determination, all obligations (other than capital, surplus and reserves for deferred income taxes) which would be classified on a balance sheet prepared in accordance with GAAP as of such date as indebtedness, including in any event (without duplication):

                  (i) all obligations for borrowed money or evidenced by bonds, debentures, notes, drafts or similar instruments;

                  (ii) all obligations for all or any part of the deferred purchase price of property or services or for the cost of property constructed or of improvements;

                  (iii) all obligations secured by any lien on or payable out of the proceeds of production from property owned or held by a person even though such person has not assumed or become liable for the payment of such obligations;

                  (iv) all capital lease obligations;

                  (v) all obligations, contingent or otherwise, in respect of any letter of credit facilities, bankers acceptance facilities or other similar credit facilities; and

                  (vi) all guaranties of or with respect to obligations of the character referred to in the foregoing clauses (a) through
                  (e).

         EBITDA shall mean for any period, consolidated net income for such period, plus all amounts deducted in arriving at such consolidated net income in respect of (i) consolidated interest expense for such period, plus (ii) federal, state and local income taxes for such period, plus all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of Company and its Subsidiaries (as defined herein).

         (d) Each LIBOR Funding Period shall be for a period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days and shall commence on the first day of any month, provided that each LIBOR Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided that if the next Business Day is in a new calendar month such LIBOR Funding Period shall end on the next preceding Business Day, and Company may not select a LIBOR Funding Period that extends beyond the Termination Date. Company may not have more than ten (10) LIBOR Funding Periods outstanding at any one time.

                  (i) If on any date on which the LIBOR Rate would otherwise be set, Bank shall have in good faith determined (which determination shall be conclusive) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate; or

                  (ii) At any time Bank shall have determined in good faith upon written advice of counsel (which advice shall deal with the lawfulness of the LIBOR Rate), a copy of which written advice shall be promptly provided to Company (which determination shall be conclusive) that the making, maintenance or funding of the Line of Credit bearing interest at the LIBOR Rate has been made impracticable or unlawful by compliance by Bank in good faith with any law or guideline or interpretation or administration thereof;

         then, in any such event, Bank may notify the Company of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Line of Credit shall bear interest at the Domestic Rate until Bank shall have later notified Company of Bank s determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

                  (e) Interest on the Line of Credit shall be calculated based upon a year consisting of three hundred and sixty (360) days, and shall be payable (i) quarterly in arrears with respect to any Domestic Rate Advance and (ii) on the last day of a LIBOR Funding Period with respect to which a LIBOR Rate Advance is outstanding. The principal balance of the Line of Credit shall bear interest after maturity, whether by acceleration or otherwise, at the per annum rate of three percent (3%) in excess of the LIBOR Rate, but not to exceed the maximum rate allowed by law (the Default Rate ).



         1.5   MANNER OF BORROWING.

               (a) Company shall give telephonic or telecopy notice to Bank (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing): (i) by no later than 10:00 a.m. (Kansas City time) on the date at least two Business Days before the date of each requested LIBOR Rate Advance and (ii) by no later than 10:00 a.m. (Kansas City time) on the date of each requested Domestic Rate Advance. Each notice from Company shall specify (1) the date of the requested Advance (which shall be a Business Day), (2) the amount of the requested Advance, (3) whether the Advance is a LIBOR Rate Advance or a Domestic Rate Advance and (4) if such Advance is to be a LIBOR Rate Advance, the LIBOR Funding Period to be applicable thereto. Company agrees that Bank may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an authorized representative of Company without the necessity of independent investigation, and in the event any notice by telephone conflicts with this written confirmation, such telephone notice shall govern if Bank has acted in reliance thereon.

               (b) Company may elect from time to time to convert all or part of one type of Advance into another type of Advance or to renew all or part of an Advance by giving Bank notice at least one Business Day before conversion into a Domestic Rate Advance and at least two Business Days before conversion into or renewal of a LIBOR Rate Advance specifying (i) the renewal or conversion date, (ii) the amount of the Advance to be converted or renewed, (iii) in the case of a conversion, the type of Advance to be converted into, and (iv) in the case of renewals or conversions into LIBOR Rate Advances, the LIBOR Funding Period applicable thereto; provided, however, that LIBOR Rate Advances may be converted only on the last day of the LIBOR Funding Period for such Advance. If Company does not notify Bank pursuant to this paragraph 1.5 at least two Business Days prior to the end of the LIBOR Funding Period for a LIBOR Rate Advance that it has selected a new LIBOR Funding Period with respect to such LIBOR Rate Advance, such Advance shall automatically convert to a LIBOR Rate Advance with a LIBOR Funding Period of the same duration as the terminating LIBOR Funding Period (a Rollover LIBOR Funding Period); provided, however, that if a Rollover LIBOR Funding Period would end on a date after the Termination Date, the Rollover LIBOR Funding Period shall be for such shorter period (which shall be in thirty (30) day increments, and which shall in no event be less than thirty (30) days) as will terminate on or prior to the Termination Date. If any LIBOR Funding Period or Rollover LIBOR Funding Period terminates less than thirty (30) days prior to the Termination Date, the LIBOR Rate Advance with respect to such LIBOR Funding Period or Rollover LIBOR Funding Period shall automatically convert to a Domestic Rate Advance at the end of such Funding Period.

         1.6 INDEMNIFICATION. If Bank incurs any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain any LIBOR Rate Advance or the relending or reinvesting of such deposits or amounts paid or prepaid to Bank and reasonable attorneys fees incurred in connection therewith) as a result of:
              (a) Any payment or prepayment of a LIBOR Rate Advance on a date other than the last day of its LIBOR Funding Period (whether as a result of acceleration, mandatory prepayment or otherwise),

              (b) Any failure (because of a failure to meet the conditions of Article VI or otherwise (by Company to borrow a LIBOR Rate Advance on the date specified in the notice given pursuant to Section 1.5 hereof; or

              (c) The occurrence of any Event of Default hereunder.

         Then upon the demand of Bank, Company shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. Bank s determination of the amount of such loss, cost or expense shall be conclusive and binding absent manifest error.

         1.7 UNUSED LINE FEE. Company shall pay to Bank an unused line fee on the average daily unused principal of the Line of Credit, which fee shall be paid quarterly in arrears as set forth in the following table:



     LEVEL              AVERAGE FUNDED DEBT/EBITDA                 UNUSED FEE
       1           1.90:1 but < 2.55:1                               20 bps
       2           1.30:1 but < 1.90:1                               17 bps
       3           0.50:1 but < 1.30:1                               15 bps



         1.8 DISBURSEMENTS.   Bank will credit the proceeds of any Advances
under the Line of Credit Note to Company s deposit account maintained with Bank, or as otherwise instructed by Company.

         1.9 CONDITIONS TO ADVANCES. Each request for an Advance under the Line of Credit Note shall be deemed to constitute a representation by Company at the time of the request that no Event of Default (as defined under Article V hereof) exists or is imminent and that the representations and warranties of Company contained in this Agreement are true in all material respects on or as of the date of such request for an Advance.

                             ARTICLE II
                     REPRESENTATIONS AND WARRANTIES

         Company represents and warrants to Bank as follows:

         2.1 INCORPORATION; SUBSIDIARIES. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Company has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect. Schedule
2.1 hereto sets forth all Subsidiaries (as defined herein) of Company, their respective states of incorporation or organization and foreign qualification, the Company s percentage ownership of each such Subsidiary, and separately identifies as Guarantors those individual Subsidiaries with assets having a total book value in excess of $1,000,000. Subsidiary shall mean (a) any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company, or
(iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by Company, by Company and one or more of its other Subsidiaries, or by one or more of Company s other Subsidiaries. Each Subsidiary is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the state set forth on Schedule
2.1 opposite its name. Each Subsidiary has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the nature of the property is owned by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect.

         2.2 AUTHORITY. Company has the full power and authority to execute and deliver this Agreement and the Line of Credit Note, each Guarantor has the full power and authority to execute and deliver the Guaranty, and Company and each Guarantor has full power and authority to execute and deliver the other instruments referred to herein or therein which Company and each Guarantor is required to execute (the foregoing shall sometimes hereinafter be collectively referred to as the Loan Documents) and perform its obligations thereunder, and the same constitute the binding and enforceable obligations of Company and each Guarantor in accordance with their terms. The respective Boards of Directors of Company and each Guarantor have taken all necessary action to authorize the execution and delivery of the Loan Documents to which they are a party. No consent or approval of the stockholders of Company or of any other party is required as a condition to the effectiveness and validity of the Loan Documents.

         2.3 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of Company, threatened, or any basis therefor, against or affecting Company or any Subsidiary or any of their properties at law or in equity, in any court or before any governmental department, agency or instrumentality, which may result in any material adverse change in the properties, assets, business or condition, financial or otherwise, of any of them or the ability of Company or any Guarantor to perform the obligations under this Agreement and/or the other Loan Documents.

         2.4 CONFLICTING AGREEMENTS. There are no charter, bylaw, or preference stock provisions of Company or any Guarantor and no provision of any existing mortgage, indenture, contract or agreement binding on Company or any Guarantor or affecting their property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the Loan Documents.

         2.5 TITLE AND LIENS. Company and each of its Subsidiaries has good, valid and marketable title of record to its assets, all of which are owned free and clear of all mortgages, liens, pledges, charges and other security interests and encumbrances, except as provided in this Agreement.

         2.6 TAXES. Company and each Subsidiary have filed all Federal, state and other tax and similar returns and have paid or provided for the payment of all material taxes and assessments due thereunder through the date of this Agreement, including without limitation, all withholding, FICA and franchise taxes. No material tax claims have been asserted against Company or any Subsidiary which remain unresolved or unpaid.

         2.7 FINANCIAL STATEMENTS. The consolidated annual financial statements of Company dated as of June 30, 1998, copies of which have been delivered to Bank, are complete and correct and fairly and accurately present the financial condition of Company and its Subsidiaries as at such date and the results of the operations of Company and its Subsidiaries for the period covered by such statements, all in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the condition (financial or otherwise), business or operations of Company or its Subsidiaries subsequent thereto. There are no liabilities, direct or indirect, fixed or contingent, of Company or its Subsidiaries, as of the date of the most current balance sheet included in said financial statements which are not reflected therein or in the notes thereto which should have been disclosed in accordance with generally accepted accounting principles consistently applied.


         2.8 LIABILITY. Neither Company nor any of its Subsidiaries have any liabilities, direct or contingent, except those disclosed in the audited annual financial statements above mentioned in Section 2.7 and those incurred in the ordinary course of business since the date of the last such audited financial statements. Neither Company nor any of its Subsidiaries is in material default, nor does there exist an event which, except for the lapse of time or service of notice or both, would constitute a material default under any agreement, indenture, mortgage, security agreement or other instrument under which Company or any such Subsidiary is directly or contingently liable or pursuant to which any of the assets or properties of Company or any such Subsidiary are encumbered or affected in any way.

         2.9 REGULATION U. No part of the proceeds of any Advance hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by Bank, Company will furnish to Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.


         2.10 Y2K. All software utilized in the conduct of Company s and its Subsidiaries business will have appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the software does respecting calendar dates falling on or before December 31, 1999. Further, Company warrants and represents that the data-related user interface functions, data-fields, and data-related program instructions and functions of the software include the indication of the century.

         2.11 COMPLIANCE WITH LAWS. Company and its Subsidiaries (a) have not received any notice to the effect that their operations are in material violation of any applicable statutes, laws, ordinances, regulations or licenses (including, without limitation, environmental, health and safety statutes, regulations and, licenses); (b) during the three years immediately preceding the date hereof, have not materially violated any of the requirements or any applicable statutes, laws, ordinances, regulations or licenses (including, without limitation, environmental, health and safety statutes, regulations and licenses); or (c) are not the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

         2.12 INVESTMENT COMPANY ACT. Company is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         2.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Company nor any person controlling Company or under common control with Company is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, or any other statute, or regulation which regulates the incurring by Company of indebtedness.

         2.14 COPYRIGHTS, LICENSES, ETC. To the best of Company s knowledge, Company and its Subsidiaries own, possess or have the right to use all copyrights, licenses, trademarks, service marks, trade names, permits and other rights necessary to own and operate their properties and to carry on their business as presently conducted or as presently planned to be conducted. Each of the foregoing is in full force and effect, and Company is in compliance in all material respects with all the terms and conditions of each of the foregoing, with no known conflict with the rights of others. No event has occurred which permits, or after the giving of notice or the lapse of time, or both, would permit, the revocation or termination of any copyrights, licenses, trademarks, service marks, trade names, permits or other right so as to have a material adverse effect on the Company or any Subsidiary.

         2.15 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Company to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is and all other such factual information hereafter furnished by or on behalf of Company to Bank will be true and accurate in every material respect on the date as of which such information is dated or certified and as of the date hereof, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         2.16  PENSION AND WELFARE PLANS.

               (a) During the twelve-consecutive-month period prior to the date hereof no steps have been taken by Company or its Subsidiaries to terminate or completely or partially withdraw from any multiemployer plan, as defined in Section 4001(a) of the Employment Retirement Income Security Act of 1974, as amended (ERISA), multiple employer plan, as defined in Section 4001(a)(15) of ERISA, single employer plan, as defined in Section 4001(a)(15) of ERISA, or any welfare plan, as defined in Section 3(1) of ERISA (each, a Plan), and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA;

               (b) To the best of Company s knowledge, no condition exists or events or transactions have occurred with respect to any Plan which might result in the incurrence by Company or any other member of the Company s Controlled Group (as defined below) of any material liability, fine, tax or penalty;

               (c) Except as disclosed in Schedule 2.16, neither Company nor any member of Company s Controlled Group has any vested or contingent liability with respect to any post-retirement benefit under a welfare plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

               (d) With respect to each Plan maintained or contributed to by Company or its Subsidiaries which is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the Code), a favorable determination letter has been received from the Internal Revenue Service stating that such Plan so qualifies and such determination letter is still valid and in effect.

               (e) No Plan maintained by or contributed to by Company or any other member of Company s Controlled Group and subject to Section 302 of ERISA or Section 412 of the Code has incurred an accumulated funding deficiency as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived.

               Controlled Group means all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Company, are treated as a single employer under Section 414(b) or Section 414(c) of the Code or Section 4001 of ERISA.

         2.17 SOLVENCY. Company and each Guarantor shall be solvent, both immediately prior to and following the making of any Advance hereunder.

         2.18 OTHER. All statements by Company or any Guarantor contained in any certificate, statement, document or other instrument delivered by or on behalf of Company or any Guarantor at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by Company hereunder.

                           ARTICLE III
                      AFFIRMATIVE COVENANTS

     So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Line of Credit Note, unless Bank shall otherwise consent in writing, Company shall:

         3.1 BOOKS AND RECORDS; INSPECTIONS. Maintain proper books and records, and account for financial transactions in accordance with generally accepted accounting principles, consistently applied, and permit Bank s officers and/or its authorized representatives or accountants to visit and inspect Company s offices and properties, examine its books and records, and discuss its accounts and business with its respective officers, employees, accountants and auditors, all at reasonable times upon reasonable notice to Company.

         3.2 FINANCIAL REPORTING. Deliver to Bank financial information in such form and detail and at such times as are satisfactory to Bank, including, without limitation:

              (a) Company s annual consolidated audited financial statements of independent certified public accountants of recognized standing acceptable to Bank in accordance with generally applied accounting principles applied on a basis consistent with that of the audited financial statements for the preceding fiscal year, within ninety-five
         (95) days after the end of each of Company s fiscal years;

              (b) Company s interim quarterly financial statements (to include the balance sheet of the Company as at the end of each such month and the related statements of income and retained earnings, setting forth in each case in comparative form the figures for the previous year), signed and certified correct by Company s Chief Financial Officer (subject to normal year-end adjustments), within fifty (50) days after the end of such period; and

              (c) Such other information concerning Company and its Subsidiaries as Bank may reasonably require from time to time.

All financial statements required hereunder shall be complete and correct in all respects and shall be prepared in reasonable detail and in accordance with generally accepted accounting principles (consistent with the financial statements referred to in Subsection 2.7.) and applied consistently throughout the periods reflected therein.

         3.3 PAYMENT OF DEBTS, TAXES AND CLAIMS. Promptly pay and discharge prior to delinquency all debts, accounts, liabilities, taxes, assessments and other governmental charges or levies imposed upon, or due from, Company or its Subsidiaries, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any of its property, except that nothing herein contained shall be interpreted to require the payment of any such debt, account, liability, tax, assessment or charge so long as its validity is being contested in good faith by appropriate legal proceedings and against which, if requested by Bank, reserves satisfactory to Bank have been made therefor.

         3.4 INSURANCE. Maintain adequate insurance with responsible insurance companies on such of its and its Subsidiaries properties, in such amounts and against such risks as is customarily maintained by similar businesses.

         3.5 PROPERTY MAINTENANCE. Keep its and its Subsidiaries properties in good repair, working order, and condition and from time to time make any needful and proper repairs, renewals, replacements, extensions, additions, and improvements thereto so that the business of Company and its Subsidiaries will be conducted at all times in accordance with prudent business management.

         3.6 EXISTENCE; COMPLIANCE WITH LAWS. Take or cause to be taken such action as from time to time may be necessary to maintain its corporate existence and that of its Subsidiaries and use due diligence to comply with all laws pertaining to the business or property of Company and its Subsidiaries, or any part thereof, and with all other lawful government requirements relating to its business and property.

         3.7 LITIGATION; ADVERSE EVENTS. Promptly inform Bank of the commencement of any material action, suit, proceeding or investigation against Company or any Subsidiary, or the making of any material counterclaim against Company or any Subsidiary and of all liens against any of the Company s or any Subsidiary s property and promptly advise Bank in writing of any other condition, event or act which comes to the Company s attention that would or might prejudice Bank s rights under this Agreement or the other Loan Documents.

         3.8 NOTIFICATION. Notify Bank immediately if it becomes aware of the occurrence of any Event of Default (as defined under Article V hereof) or of any fact, condition, or event that, only with the giving of notice or passage of time or both, would become an Event of Default, or if it becomes aware of a material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or consolidated results of operations of Company and its Subsidiaries, or the failure of Company or any Guarantor to observe any of their undertakings under the Loan Documents or the failure of Company or any Subsidiary to observe any of their undertakings under any other material agreement to which Company or any Subsidiary is a party or by which they or any of their properties is bound.

         3.9 NET WORTH. Maintain a minimum consolidated tangible net worth of $77,000,000, plus (a) step-ups equal to 50% of net income as of the end of each fiscal quarter and (b) 75% of cash proceeds of any direct equity issuance (other than stock (i) issued under employee stock purchase plans, dividend reinvestment plans, stock option plans and in merger and acquisition transactions and (ii) that is not directly owned by Company). Tangible net worth means aggregate book value of assets minus the book value of all assets which would be classified as intangible assets under GAAP.

         3.10 LEVERAGE RATIO. Maintain a ratio of total liabilities to net worth for the four quarters then ended of no more than 1.2 to 1 on a consolidated basis.

         3.11 DEBT SERVICE COVERAGE RATIO. Maintain a debt service coverage ratio for the four quarters then ended of greater than 2.0 to 1 on a consolidated basis. Debt service coverage ratio means EBITDA over scheduled principal payments plus interest, excluding amounts paid pursuant to this Line of Credit.

         3.12 ADDITIONAL GUARANTORS. At such time as any Subsidiary of Company that is not a Guarantor as of Closing meets the definition of Guarantor in
Section 2.1 hereof, Company shall cause such Subsidiary to deliver to Bank a Guaranty in form and substance acceptable to Bank, together with other documentation in connection therewith as requested by Bank.

                            ARTICLE IV
                       NEGATIVE COVENANTS

     So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Line of Credit Note, Company shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Bank:

         4.1 LIENS. Create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of its or any Subsidiary s assets or property, other than purchase money liens and equipment leases in an aggregate amount not to exceed $5,000,000.

         4.2 FUNDAMENTAL CHANGES.

              (a)      Wind up, liquidate, or dissolve itself;

              (b) Reorganize, merge or consolidate with or into, or sell, transfer, convey or lease substantially all of its assets, to another person or entity (unless with respect to a merger, Company is the surviving entity and no Event of Default shall have occurred and be continuing at the time of such merger and no Event of Default shall occur as a result thereof);

              (c)      Sell or assign any accounts receivable;

              (d)      Purchase   or  otherwise  acquire  all  or  substantially
         all of the assets of any corporation, partnership, or other entity, or any shares or similar interest in any other corporate entity if such acquisition involves an aggregate purchase price of $10,000,000 or more or aggregate cash consideration of $5,000,000; provided, that the consent of Bank to any such acquisition in excess of such amounts will not be unreasonably withheld; or

              (e) Permit a Change in Control in Company. Change in Control shall mean the occurrence of any of the following: (i) any person or two or more persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting stock of Company (or other securities convertible into such voting stock) representing 50% or more of the combined voting power of all voting stock of Company; (ii) a majority of the members of the Board of Directors of Company cease to be Continuing Directors (defined, as of any date of determination, as any member of the Board of Directors who was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who are members of such Board of Directors at the time of such nomination or election); or (iii) any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

         5.1 CONDUCT OF BUSINESS. Materially alter the character in which Company or its Subsidiaries conducts its business or the location of such business or the nature of such business conducted at the date hereof.

         5.2 STOCK REPURCHASES. Repurchase capital stock of Company in an aggregate amount greater than $1,000,000.

         5.3 DIVIDENDS. Pay cash dividends in excess of $.10 per share of capital stock per quarter.

         5.4 ADDITIONAL DEBT. Incur additional Debt, other than (a) Debt for which liens are permitted under Section 4.1 and (b) Company s existing $8,000,000 line of credit with First State Bank of Purdy. The Company shall be required to obtain the prior consent of Bank for incurring other Debt, which consent shall not be unreasonably withheld.

         5.5 INVESTMENTS IN SUBSIDIARIES. Make any investment in a Subsidiary, except in the ordinary course of business.

                             ARTICLE VI
                          EVENTS OF DEFAULT

         6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a default by Company under this Agreement (Event of Default):

              (a) (i) The non-payment, when due, whether by demand, acceleration or otherwise, of any principal and/or interest payment or other obligation under the Line of Credit Note, or under the other Loan Documents or (ii) termination of this Agreement by Company prior to the Termination Date; or

              (b) A breach by Company or any Guarantor in the performance or observance of any agreement, term, covenant or condition contained herein (other than (a) above) or in the other Loan Documents and such failure shall not have been remedied within a period of thirty (30) days after written notice is given to Company; or

              (c) Any representation or warranty made herein, in the Loan Documents or in any other writing furnished to Bank in connection with this Agreement both before and after the execution hereof, shall be false in any material respect and shall continue for a period of fifteen (15) days after Bank has given Company written notice of same; or

              (d) Company or any Subsidiary shall (i) fail to pay any material indebtedness for borrowed money, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after any applicable grace period; or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure is to permit the acceleration of the maturity of such indebtedness; or

              (e) Company or any Subsidiary shall (i) generally not pay, or be unable to pay, or admit in writing its inability to pay its debts as such debts become due; or (ii) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) have any such petition or application filed or any such proceeding commenced against it which is not discharged within thirty (30) days; or (v) take any corporate action indicating its consent to, approval of, or acquiescence in any such proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) suffer any judgment, writ of attachment, execution or similar process to be issued or levied against all or a substantial part of its property which is not released, stayed or bonded within thirty (30) days; or

              (f) The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed by any person pursuant to which such person has guaranteed to Bank the payment of all or any of the Line of Credit or Advances or has granted Bank a security interest in or lien upon some or all of such person s real and/or personal property to secure the payment of all or any of the Line of Credit or Advances; or

              (g) (i) Company or any ERISA affiliate of Company shall engage in any prohibited transaction (as defined in Section 4.06 of ERISA or Section 4975 of the Code) involving any Plan or any employee plan or any trust created thereunder resulting in a material amount of taxes or penalties, (ii) any material accumulated funding deficiency (as defined in Section 3.02 of ERISA (whether or not waived, shall exist with respect to any Plan, (iii) a reportable event shall occur with respect to, or proceeding shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which reportable event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, or (v) Company or any ERISA affiliate of Company shall, or is, in the reasonable opinion of Bank, likely to, incur any liability in connection with the termination of any Plan or contribution to any Plan or a withdrawal from, or the insolvency or reorganization of, a multiemployer Plan.

         6.2 REMEDIES. Upon the occurrence of an Event of Default, the sums payable under the Line of Credit Note, then outstanding, shall become forthwith due and payable in full, together with interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Company, and Bank shall have no further obligation to make any Advances.
Bank may resort to any and all security and to any remedy existing at law or in equity for the collection of all outstanding indebtedness and the enforcement of the covenants and provisions of the Loan Documents. Bank s resort to any remedy shall not prevent the concurrent and subsequent employment of any remedy.

         6.3 WAIVER. Any waiver of an Event of Default by Bank shall not extend to or affect any subsequent Event of Default, No failure or delay by Bank in exercising any right hereunder shall operate as a waiver, nor shall any single or partial exercise of any right preclude any other right hereunder.

                            ARTICLE VII
                  CLOSING; CONDITIONS PRECEDENT


         7.1 CLOSING. Closing shall take place at Bank s offices at Kansas City, Missouri, on September 7, 1999 or such other place and time as mutually agreed.

         7.2 CLOSING DOCUMENTS. As a condition precedent to Closing, Company shall have delivered to Bank the following documents:

               (a) This Agreement and the Line of Credit Note, duly executed by the Company;

               (b) A Guaranty, executed by each of the Guarantors identified on Schedule 2.1;

               (c) A Solvency Certificate, duly executed by the Chief Financial Officer of Company and each Guarantor;

               (d) Certified copies of the Bylaws or Partnership Agreement of Company and each Guarantor and of each resolution of Company s and each Guarantor s Board of Directors duly authorizing the execution and delivery of the applicable Loan Documents and Company s performance hereunder and thereunder;

               (e) Certificate of Good Standing, dated not more than thirty (30) days prior to the date of this Agreement, for Company from the Delaware Secretary of State, and for each Guarantor from their respective states of incorporation or organization;

               (f) Certificate of Incorporation of Company certified by the Delaware Secretary of State, and Articles of Incorporation or Certificate of Limited Partnership, as applicable, for each Guarantor, certified by the Secretary of State of each of their respective states of incorporation, in each case dated not more than ten (10) days prior to Closing;

               (g) Certificates dated the date of this Agreement of the Secretary of Company and of each Guarantor, certifying the names and true signatures of the officers of Company and each Guarantor authorized to sign the Loan Documents to which they are parties;

               (h) An opinion of counsel to Company and the Guarantors, with respect to such matters as requested by Bank; and

               (i) Any other documents, instruments and reports as Bank shall reasonably request.

                           ARTICLE VIII
                           MISCELLANEOUS

         8.1 AMENDMENTS. This Agreement may be amended or modified in whole or in part at any time provided that such amendment or modification be in writing and signed by the parties hereto.

         8.2 EXPENSES OF COLLECTION. All reasonable costs, expenses and liabilities incurred by Bank in the collection of any indebtedness arising under the Loan Documents, and all reasonable attorneys fees incurred in connection with such matters, shall constitute a demand obligation owing by Company and shall bear interest at the highest rate of interest provided for under this Agreement.

         8.3 DELAY; WAIVER. Any waiver of an Event of Default by Bank shall not extend to or affect any subsequent default, whether it be the same Event of Default or not, nor impair any right consequent thereon. No failure or delay on the part of Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement or of any instrument executed hereunder or consent to any departure by Company therefrom shall be effective unless the same shall be in writing, signed by an officer of Bank, and then only to the extent specified. All rights and remedies of Bank herein and by law afforded will be cumulative and will be available to Bank until the indebtedness of Company under the Loan Documents is paid in full.

         8.4 NOTICES. Any notice, request, authorization, approval or consent made hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, and shall be deemed given when delivered or postmarked and mailed postage prepaid to the following addresses:


IF TO BANK:               Commerce Bank, N.A.
                          1000 Walnut Street
                          Kansas City,  Missouri  64106
                          Attn:  Joe McCaddon

IF TO COMPANY:            Jack Henry & Associates, Inc.
                          663 Highway 60
                          Monett, Missouri  65708
                          Attn:  Chief Financial Officer

Bank and Company may designate a change of address by notice given in accordance with the provisions of this Subsection at least five (5) days before such change is to become effective.

         8.5 TRANSFER OR ASSIGNMENT. This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto; provided, however, that Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of Bank, and any such assignment or transfer without such consent shall be void.

         8.6 CONSTRUCTION OF AGREEMENT. The titles and headings of the subsections and paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such subsections and paragraphs and shall not be given any consideration in the construction of this Agreement.

         8.7 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         8.8 COUNTERPART AGREEMENTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         8.9 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

         8.10 STATUTORY NOTICE. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US EXCEPT AS
WE MAY LATER AGREE IN WRITING.

         BY SIGNING BELOW, YOU AND WE AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN US.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

                                    JACK HENRY & ASSOCIATES, INC.


                                    By:
                                    Name:
                                    Title:



                                    COMMERCE BANK, N.A.


                                    By:
                                    Name:
                                    Title:


                                                                EXHIBIT 99.1



                                  Press Release
For Immediate Release



COMPANY:    JACK HENRY & ASSOCIATES, INC. ANALYST CONTACT:Terry W. Thompson
            663 Highway 60                Chief Financial Officer
            P.O. Box 807                  (417)-235-6652
            Monett, MO  65708
                                          IR Contact: Becky Pendleton Reid
                                          Len Cereghino & Co.
                                          (206) 448-1996


             JACK HENRY & ASSOCIATES COMPLETES PURCHASE OF BANCTEC S
                  COMMUNITY BANKING AND DATA CENTER OPERATIONS


Monett, MO and Dallas, TX, September 9, 1999 -- Jack Henry & Associates (Nasdaq:JKHY) and BancTec, Inc. today announced Jack Henry has completed the acquisition of BancTec s community banking business, providing software, account processing capabilities and six data center operations to over 800 community banks throughout the United States and the Caribbean. The total value of the transaction was approximately $58 million, of which $50 million was in cash and the remainder was for the assumption of certain liabilities.

``We are very pleased to welcome these community banks to our client roster. We are working hard to ensure the transition is an easy, seamless one for our new customers and look forward to building a strong working relationship with these banks said Michael E. Henry, chairman and chief executive officer of Jack
Henry.   This unit will be a wholly-owned Jack Henry subsidiary and will operate under the name of Open Systems Group, Inc. ( OSG ),  continued Henry.

OSG's community banking products operate primarily on a UNIX platform, while Jack Henry's core products and services operate primarily on the IBM A/S 400 platform. For calendar 1998, revenues from these acquired community banking operations totaled approximately $43 million, or 24% of JKHY's revenues in that same period.

 We are excited about the opportunity to expand into the UNIX and NT client-server world because 20% to 30% of the 9,000 banks in the country operate on the UNIX platform, stated Michael R. Wallace, president and chief operating
officer.   In addition, the majority of the customers acquired have assets under
$250 million, which is a segment of the market that in the past few years has generated strong demand for our ancillary products such as Internet banking, ATM switch processing and check imaging. We have already begun transitioning these services to the UNIX and NT platforms and will be offering them to these new customers in the near future.

                                     (more)


               JKHY Acquires BancTec Community Banking Operations
                                September 9, 1999
                                     Page 2


Our field representatives have been highly successful in expanding the breadth of our products being used by each client bank. Approximately 25% of our core Bank customers use at least one of our ancillary products and many banks have two or more installed. As a result, while many technology providers are suffering from the Y2K flu, we are continuing to generate respectable revenues
and profits from our existing loyal customer base,  Wallace continued.   This
acquisition expands our customer base by almost 50% and we are confident these banks will also find our fully integrated suite of products to be an excellent solution to their on-going technology needs.

   Jack Henry & Associates, Inc. provides integrated computer systems and ATM networking products for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 2,630 customers nationwide. For information on Jack Henry, visit the company s web site at
                                 www.jackhenry.com.


Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward looking information. Those factors include, but are not limited to, changes in technology and product acceptance, Y2K-affected spending trends, ability of Jack Henry to successfully integrate the acquired businesses, and general economic conditions. Additional information on these and other factors which could affect the Company s financial results are included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the company s SEC filings that may cause actual results to differ materially from any forward-looking information.


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